Exhibit 99.1

Natural Health Trends Reports Strong Fourth Quarter and Full Year 2015 Financial Results

•	Fourth quarter revenue increased 108% year-over-year to $73.7 million

•	Fourth quarter net income of $13.7 million or $1.13 per diluted share

•	Record full year revenue increased 113% year-over-year to $264.9 million

•	Record full year net income of $47.2 million or $3.82 per diluted share

LOS ANGELES – February 2, 2016 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and "quality of life" products under the NHT Global brand, today announced its financial results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights

•	Total revenue increased 108% to $73.7 million, compared to $35.4 million in the fourth quarter of 2014.

◦	Revenue from the Company’s Hong Kong operations, which represented 92% of total revenue, increased 120% to $67.7 million, compared to $30.7 million in the fourth quarter of 2014.

◦	Revenue outside of Hong Kong increased 27% to $5.9 million, compared to $4.7 million in the fourth quarter of 2014.

•	Operating income increased 129% to $13.9 million, compared to $6.1 million in the fourth quarter of 2014.

•	Net income available to common stockholders was $13.7 million, or $1.13 per diluted share, compared to $5.8 million, or $0.45 per diluted share, in the fourth quarter of 2014.

•	The number of Active Members[1] increased 15% to 109,360 at December 31, 2015, compared to 94,700 at September 30, 2015.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve month period.

Full Year 2015 Financial Highlights

•	Total revenue increased 113% to $264.9 million, compared to $124.6 million for the full year of 2014.

•	Operating income increased 130% to $47.9 million, compared to $20.8 million for the full year of 2014.

•	Net income available to common stockholders was $47.2 million, or $3.82 per diluted share, compared to $20.4 million, or $1.61 per diluted share, for the full year of 2014.

Management Commentary

“2015 was a record year for Natural Health Trends and we are very pleased with all we have accomplished,” commented Chris Sharng, President of Natural Health Trends Corp. “The triple-digit increase in revenue and net income over 2014 was driven by impressive growth in our active member base as well as the ongoing development of our leadership programs, product development initiatives and successful execution of our marketing programs and member services. 2016 marks NHT Global's 15th anniversary and our committed leadership's enthusiasm for our products and opportunity are at an all-time high.”

Mr. Sharng continued, “In light of the recent short selling campaign which sought to damage our brand, reputation and shareholder value, we are diligently working to defend our Company. Nevertheless, it provides a great opportunity to allocate our capital towards repurchasing our shares which our Board of Directors strongly believes is an attractive investment. Their authorization of an additional $55 million for repurchases underscores their confidence. Separately, we are in regular contact with Chinese officials at several government agencies. While we take our disclosure obligations very seriously, we do not intend to make any additional comments regarding this matter unless and until there are additional material developments to disclose.”

Balance Sheet and Cash Flow

•	At December 31, 2015, cash and cash equivalents totaled $104.9 million, compared to $94.6 million at September 30, 2015.

•
Net cash provided by operating activities in the fourth quarter of 2015 was $16.1 million, compared to $9.7 million in the fourth quarter of 2014. For the full year of 2015, net cash provided by operating activities was $81.3 million, compared to $30.6 million for the full year of 2014.

•
During the three months ended December 31, 2015, the Company repurchased a total of $5.0 million of its common stock under its stock repurchase program. On January 13, 2016, the Company announced that its Board of Directors authorized an increase in the stock repurchase program from $15.0 million to $70.0 million. The Company expects to continue executing against the $70.0 million stock repurchase program and anticipates it will begin repurchasing soon. Since November 2014, the Company has repurchased 906,882 shares of common stock at a cost of $20.6 million.

Fourth Quarter and Full Year 2015 Financial Results Conference Call

Management will host a conference call to discuss the fourth quarter and full year 2015 financial results today, Tuesday, February 2, 2016 at 4:30 p.m. Eastern Time. The conference call details are as follows:

Date:	Tuesday, February 2, 2016
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13627796
Webcast:	http://public.viavid.com/index.php?id=117686

For those unable to participate during the live broadcast, a replay of the call will also be available from 7:30 p.m. Eastern Time on February 2, 2016 through 11:59 p.m. Eastern Time on February 16, 2016 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing the replay pin number: 13627796.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company's website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 6, 2015 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investors:
Addo Communications
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,914	$44,816
Accounts receivable	57	107
Inventories, net	10,455	3,760
Other current assets	2,286	930
Total current assets	117,712	49,613
Property and equipment, net	894	476
Goodwill	1,764	1,764
Restricted cash	3,166	315
Other assets	616	372
Total assets	$124,152	$52,540
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,862	$2,232
Income taxes payable	379	268
Accrued commissions	19,634	8,853
Other accrued expenses	16,703	6,743
Deferred revenue	4,011	2,687
Deferred tax liability	60	65
Amounts held in eWallets	16,414	2,064
Other current liabilities	1,510	1,513
Total current liabilities	61,573	24,425
Long-term incentive	5,770	1,665
Total liabilities	67,343	26,090
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	85,963	85,750
Accumulated deficit	(9,647)	(54,799)
Accumulated other comprehensive (loss) income	(101)	62
Treasury stock, at cost	(19,419)	(4,576)
Total stockholders’ equity	56,809	26,450
Total liabilities and stockholders’ equity	$124,152	$52,540

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

	(Unaudited)		(Unaudited)
Net sales	$73,656	$35,406	$264,860	$124,590
Cost of sales	15,073	7,464	54,098	26,981
Gross profit	58,583	27,942	210,762	97,609
Operating expenses:
Commissions expense	33,155	16,607	126,598	56,997
Selling, general and administrative expenses	11,453	5,233	36,024	19,687
Depreciation and amortization	82	33	263	105
Total operating expenses	44,690	21,873	162,885	76,789
Income from operations	13,893	6,069	47,877	20,820
Other income (expense), net	28	(145)	(84)	(184)
Income before income taxes	13,921	5,924	47,793	20,636
Income tax provision	222	122	552	266
Net income	13,699	5,802	47,241	20,370
Preferred stock dividends	—	(1)	—	(10)
Net income available to common stockholders	$13,699	$5,801	$47,241	$20,360
Income per common share:
Basic	$1.13	$0.46	$3.84	$1.67
Diluted	$1.13	$0.45	$3.82	$1.61
Weighted-average number of common shares outstanding:
Basic	12,118	12,692	12,302	12,131
Diluted	12,159	12,780	12,372	12,600
Cash dividends declared per share:
Common	$0.050	$0.010	$0.140	$0.030
Series A preferred stock	$—	$0.032	$—	$0.894

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2015	2014
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$47,241	$20,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263	105
Stock-based compensation	86	49
Cumulative translation adjustment realized in net income	(82)	—
Deferred income taxes	(15)	(43)
Changes in assets and liabilities:
Accounts receivable	41	—
Inventories, net	(6,762)	(2,029)
Other current assets	(1,066)	(501)
Other assets	(267)	(85)
Accounts payable	637	(822)
Income taxes payable	(115)	243
Accrued commissions	10,840	5,077
Other accrued expenses	10,714	3,706
Deferred revenue	1,331	147
Amounts held in eWallets	14,350	2,065
Other current liabilities	25	666
Long-term incentive	4,105	1,665
Net cash provided by operating activities	81,326	30,613
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(710)	(339)
Increase in restricted cash	(3,028)	—
Net cash used in investing activities	(3,738)	(339)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	309	4,948
Repurchase of common stock	(16,071)	(4,661)
Dividends paid	(1,709)	(476)
Net cash used in financing activities	(17,471)	(189)
Effect of exchange rates on cash and cash equivalents	(19)	181
Net increase in cash and cash equivalents	60,098	30,266
CASH AND CASH EQUIVALENTS, beginning of period	44,816	14,550
CASH AND CASH EQUIVALENTS, end of period	$104,914	$44,816
NON-CASH FINANCING ACTIVITY:
Conversion of preferred stock	$—	$111
Issuance of treasury stock	666	—